UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2006

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3295	25-1190717

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, New York, NY	10174-0002

(Address of principal executive offices)	(Zip Code)

(212) 878-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2006, Minerals Technologies Inc. (the "Company") filed a current report on Form 8-K disclosing that Joseph C. Muscari, a member of the Board of Directors of Minerals Technologies Inc. since 2005, had been named to succeed Paul R. Saueracker as chairman, president and chief executive officer effective March 1, 2007.

On November 27, Mr. Muscari and the Company entered into a five-year employment agreement commencing on March 1, 2007. According to the terms of his employment agreement, Mr. Muscari's 2007 base salary will be $850,000. Mr. Muscari's 2007 target performance-based bonus will be $750,000. The performance targets for 2007 will be mutually agreed by Mr. Muscari and the Company's Board of Directors after March 1, 2007.

Subject to adjustment by the Board of Directors or the Company's Compensation Committee, it is contemplated that Mr. Muscari will be awarded, on an annual basis starting in 2007, (1) 20,000 Deferred Restricted Stock Units ("DRSUs") of the Company's common stock; (2) options to purchase 35,000 shares of the Company's common stock at a price determined on the date of the grant; and (3) beginning in 2008, 12,000 Performance Units, understanding that in 2008 only, there will be two awards (one in lieu of a 2007 grant) of 12,000 units each.

All of the foregoing awards are governed by and subject to the terms and conditions of the Company's 2001 Stock Option & Incentive Plan (the "Plan"), as approved by the Company's stockholders at the 2001 Annual Meeting of Stockholders. A copy of the Plan, as amended, was filed as Exhibit 10.9 to the Company's 2005 Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 8, 2006, and is incorporated herein by reference.

In addition, as of March 1, 2007, Mr. Muscari will be awarded a new hire grant consisting of 20,000 DRSUs and options to purchase 35,000 shares at a price to be determined on the date of the grant. These awards will cliff-vest at the third anniversary date of the grant.

The foregoing description does not purport to be complete and is qualified in its entirety by Mr. Muscari's employment agreement, a copy of which is attached as Exhibit 10.1 and which is incorporated herein by reference.

As previously disclosed in the Company's definitive proxy statement on Schedule 14A filed with the SEC on April 4, 2006, the Company has entered into severance agreements with certain of its executive officers. On November 27, 2006, Mr. Muscari and the Company entered into a substantially identical severance agreement.

According to the terms of his severance agreement, if, following a change in control, Mr. Muscari's employment is terminated by the Company for any reason, other than for death, disability, retirement or for cause (as defined in the agreement), or if Mr. Muscari terminates his employment for good reason (as defined in the agreement), Mr. Muscari is entitled to a severance payment of 2.99 times the base amount (as defined in the agreement).

The foregoing description does not purport to be complete and is qualified in its entirety by the form of severance agreement, filed as Exhibit 10.6 to the Company's 2005 Annual Report on Form 10-K filed with the SEC on March 8, 2006, and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
	(d)	Exhibits
		10.1	Employment Agreement, dated November 27, 2006, by and between Joseph C. Muscari and Minerals Technologies Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC. (Registrant)

	By:	/s/ László Serester

	Name:	László Serester
	Title:	Assistant Secretary
Date: December 1, 2006

MINERALS TECHNOLOGIES INC.
EXHIBIT INDEX

Exhibit No. __________	Subject Matter ____________________________________________________________________

10.1	Employment Agreement, dated November 27, 2006, by and between Joseph C. Muscari and Minerals Technologies Inc.